EXHIBIT 4.13

MODIFYING AGREEMENT TO THE LOAN AGREEMENT ENTERED INTO BY SCOTIABANK INVERLAT, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT, HEREINAFTER REFERRED TO AS "THE LENDER," REPRESENTED BY MR. ALVARO AYALA MARGAIN; AND BY GRUPO RADIO CENTRO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, HEREINAFTER REFERRED TO AS "THE BORROWER," REPRESENTED BY JOSE MANUEL AGUIRRE GOMEZ, CARLOS DE JESUS AGUIRRE GOMEZ, ANA MARIA AGUIRRE GOMEZ AND FRANCISCO DE JESUS AGUIRRE GOMEZ; WITH THE APPEARANCE OF GRC PUBLICIDAD, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, GRC MEDIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, AND PROMO RED, SOCIEDAD ANONIMA DE CAPITAL VARIABLE AS "CO-SIGNERS"; DESARROLLOS EMPRESARIALES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE AND ENLACES TRONCALES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, REPRESENTED BY JOSE MANUEL AGUIRRE GOMEZ, CARLOS DE JESUS AGUIRRE GOMEZ, ANA MARIA AGUIRRE GOMEZ AND FRANCISCO DE JESUS AGUIRRE GOMEZ, IN THEIR CAPACITY OF GUARANTORS AND CO-SIGNERS, PURSUANT TO THE FOLLOWING ANTECEDENTS, DECLARATIONS AND CLAUSES:

                                   ANTECEDENTS

1. On October 30, 2000, the parties entered into a loan agreement for an amount of up to U.S.$35,000,000.00 (Thirty-five million Dollars, legal currency of the United States of America). In said contract, Desarrollos Empresariales, S.A. de C.V., and Radiodifusion Red, S.A. de C.V. made themselves present and granted their collateral guarantee on the shares owned by their subsidiaries, which are listed in Exhibit "A" of said contract, in order to guarantee compliance with the contractual obligations of the Borrower in favor of the Lender. The loan agreement was ratified before Licenciada Maria Esther Garcia Alvarez, Notary Public number 4 in the Distrito Federal.

     For the purposes of this agreement, the loan agreement referred to in this agreement, as well as its modifying agreements referred to in the following enumerated antecedents, shall be referred to as the "Loan Agreement."

2. On February 20, 2001, the parties signed an agreement letter in order to modify the Loan Agreement referred to in the preceding paragraph through which the Lender authorized the Borrower to contract liabilities with third parties for an amount of up to U.S.$3,500,000 (Three million, five hundred thousand Dollars, legal currency of the United States of America), in addition to the amount originally authorized in the Loan Agreement.

3. On April 17, 2001, the parties signed an agreement letter in order to modify the Loan Agreement, where they agreed that the applicable interest rate would be equivalent to the LIBOR Rate plus 3.00 (three) percentage points. In the same document, the parties agreed to the rescheduling of the credit payments, each one for an amount of U.S.$3,900,000.00 (Tthree million, nine hundred thousand Dollars, legal currency of the United States of America) with the last payment to be made on October 31, 2005 for an amount of U.S.$3,800,000.00 (Three million, eight hundred thousand Dollars, legal currency of the United States of America).

4. On July 13, 2001, the Borrower requested the Lender's authorization to contract liabilities with third parties for an amount of up to U.S.$2,500,000.00 (Two million, five hundred thousand Dollars, legal currency of the United States of America), in addition to the amount originally authorized in the Loan Agreement, in order to be able to settle on the renewal of the Operation Agreement of one of the Group's radio stations.

5. On November 15, 2001, the Borrower notified the Lender that a corporate restructuring process was initiated in order to improve control of the Group, to centralize the shareholdings, to make administrative control more efficient and to increase the share participation of Grupo Radio Centro, S.A de C.V.

6. On December 10, 2002, the parties signed a modifying agreement to the Loan Agreement that was ratified before Licenciada Maria Esther Garcia Alvarez, Notary Public number 4 in the Distrito Federal. In said modifying agreement the Borrower acknowledged its debt with the Lender and committed to pay the Lender an amount of U.S.$23,300,000.00 (Twenty-three million, three hundred thousand Dollars, legal currency of the United States of America), and both parties agreed to convert 100% (one hundred percent) of such amount into Pesos, national currency; and therefore, the Borrower was obligated to pay the Lender the amount of $238,242,500.00 (Two hundred thirty-eight million, two hundred forty-two thousand, five hundred Pesos 00/100 national currency).

7. In the modifying agreement referred to in the preceding paragraph, the parties also agreed to modify the payment due dates, the amount of the corresponding amortization, as well as the method of determining the applicable interest on the amount due that had been converted into national currency. Financial indicators were modified and affirmative and negative covenants, as well as causes for early termination, were added and modified. As a result of the corporate restructuring process of the Borrower, in said modifying agreement the Borrower, Desarrollos Empresariales, S.A. de C.V. and Enlaces Troncales, S.A. de C.V. made themselves present in order to establish, in favor of the Lender, a pledge of the shares of the subsidiaries owned by them.

8. On July 22, 2003, the parties signed a modifying agreement to the Loan Agreement that was ratified before Licenciada Maria Esther Garcia Alvarez, Notary Public number 4 in the Distrito Federal, by means of certificate number 44151 with the same date. In said modifying agreement the Borrower acknowledged its debt with the Lender and committed to pay the Lender an amount of $198,532,500.00 (One hundred ninety-eight million, five hundred thirty-two thousand, five hundred Pesos, national currency). In said agreement, the Borrower and the Collateral Guarantors ratified and extended the Collateral Guarantee established in favor of the Lender.

9. In the modifying agreement described in the preceding paragraph, the parties also agreed to modify the payment due dates, the amount of the corresponding amortization, as well as several affirmative and negative covenants. In addition, Desarrollos Empresariales, S.A. de C.V. and Enlaces Troncales, S.A. de C.V. acknowledged the debt and committed themselves along with the Borrower in favor of the Lender.

10. On December 3, 2003, the parties signed a modifying agreement to the Loan Agreement that was ratified before Licenciada Maria Esther Garcia Alvarez, Notary Public number 4 in the Distrito Federal, by means of certificate number 45473 of the same date. In said modifying agreement, the Borrower acknowledged its debt with the Lender and committed to pay the Lender an amount of $176,473,333.00 (One hundred seventy-six million, four hundred seventy-three thousand, three hundred thirty-three Pesos 00/100 national currency). In said agreement, the Borrower and the Collateral Guarantors ratified and extended the Collateral Guarantee established in favor of the Lender; additionally, the co-signers ratified their obligations in favor of the Lender.

11. In the modifying agreement described in the preceding paragraph, the parties agreed to, among other things, modify the payment due dates, the amount of the corresponding amortization and the calculation of interests, and several affirmative and negative covenants were modified.

12. On June 29, 2004, the parties signed a modifying agreement to the Loan Agreement that was ratified before Licenciada Maria Esther Garcia Alvarez, Notary Public, number 4 in the Distrito Federal. In said modifying agreement the Borrower acknowledged its debt with the Lender and committed to pay the Lender an amount of $198,164,166.37 (One hundred ninety-eight million, one hundred sixty-four thousand, one hundred sixty-six Pesos 37/100 national currency). In said act, the Borrower and the Collateral Guarantors ratified and extended the Collateral Guarantee established in favor of the Lender; additionally, the co-signers ratified their obligations in favor of the Lender.

13. The parties have agreed to carry out the modification of certain Clauses of the Loan Agreement to be amended under the terms of this Agreement.

                                  DECLARATIONS

I.   The Borrower's representative declares that:

a) Its represented party is an Affiliated Credit Institution organized under the relevant laws and authorized to enter into this agreement.

b) This agreement was authorized according to the legal and financial provisions established for Credit Institutions.

II.  The Borrower's representatives declare that:

a) Their represented party is a Mexican corporation, governed by its corporate by-laws, under the General Corporations Law and other applicable legal provisions.

b)   Their represented party owns the assets integrated into the company.

c) Save for the arbitration proceeding filed by Infored, S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo, against the Borrower, brought forth in the International Chamber of Commerce, Mexico section, whose award was set aside through a Nullity Proceeding brought by the Borrower before the Civil Judge 63 in this city, whose ruling was appealed both by the Borrower and Infored S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo through an Injunction proceeding which is pending and in proceedings before the Sixth District Civil Judge in this city; the event of acknowledgement brought by Infored, S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo against Grupo Radio Centro, S.A. de C.V. in the Seventh, District "B" Civil Court in the Distrito Federal and the Injunction proceeding brought by both parties against the Resolution issued by the latter, which Injunction proceeding was resolved in favor of the Borrower, and therefore, a new resolution is pending in the proceeding before the Seventh, District "B" Civil Court; the event of acknowledgement and execution brought by Infored, S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo before Civil Judge 31 in this city, which is suspended until a sentence is executed which voids the award dictated by the Civil Judge 63 in this city; the ordinary commercial proceedings filed by Desarrollos Empresariales, S.A. de C.V. and four other sole proprietors against Jose Elias and Maria Ivonne, both with the last name of Gutierrez Vivo; all of which are currently in the Civil Courts in this City, do not negatively affect the legal existence of the company nor its payment capacity in prejudice of the legality, validity or enforceability of this agreement, and they are not aware of any legal proceeding filed against its represented party which negatively affect the financial situation, operations, assets or legal existence in prejudice of the legality, validity or enforceability of this agreement.

d) The financial and accounting information submitted to the Lender reflects exactly and accurately the economic situation of its represented party, and the Borrower is familiar with the legal scope and content of article one hundred twelve of the Credit Institutions Law, and therefore, its transcription is not necessary.

e) In order to fulfill the general provisions referred to in article one hundred fifteen of the Credit Institutions Law, and one hundred twenty-four of the Savings and Public Credit Law, published by the Secretary of Finance and Public Credit in the Official Journal of the Federation on May 14, 2004, they have submitted copies of the documents of their represented party to the Lender as listed below:

1)   Federal Taxpayers' Registry and Fiscal Identification Registry.
2) Testimony of the Certificate of Formation of their represented party, and amendments thereto, as well as the powers that demonstrate their representation capacity.
3)   A proof of address of the represented party.
4)   Official identification of their representatives.

f)   It is their will to enter into this agreement to modify the Loan Agreement.

g) Their represented party has requested of the Lender the modification of the obligation to maintain certain financial indicators.

h) The formation of their represented party, legal existence as well as its powers and abilities, with which they are present for the execution of this agreement, as to this date have not been revoked or modified in any form.

III. The Guarantors and Co-Signers' representative declares that:

a) Their represented party is a Mexican corporation ruled by its corporate by-laws, under the General Corporations Law and other applicable legal provisions.

b) Save for the arbitration proceeding filed by Infored, S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo, against Grupo Radio Centro, S.A. de C.V., brought forth in the International Chamber of Commerce, Mexico section, whose award was set aside through a Nullity Proceeding brought by the Borrower before Civil Judge 63 in this city, whose ruling was appealed both by Borrower and Infored S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo, through an Injunction proceeding which is pending and in proceedings before the Sixth District Civil Judge in this city; the event of acknowledgement brought by Infored, S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo against Grupo Radio Centro, S.A. de C.V. in the Seventh, District "B" Civil Court in the Distrito Federal and the Injunction proceeding brought by both parties against the Resolution issued by the latter, which Injunction proceeding was resolved in favor of the Borrower, and therefore, a new resolution is pending in the proceeding before the Seventh, District "B" Civil Court; the event of acknowledgement and execution brought by Infored, S.A. de C.V. and Mr. Jose Elias Gutierrez Vivo before Civil Judge 31 in this city, which is suspended until a sentence is executed which voids the award dictated by the Civil Judge 63 in this city; the ordinary commercial proceedings filed by Desarrollos Empresariales, S.A. de C.V. and four other sole proprietors, against Jose Elias and Maria Ivonne, both with the last name Gutierrez Vivo; all of which are currently in the Civil Courts in this City, do not negatively affect the legal existence of the company nor its payment capacity in prejudice of the legality, validity or enforceability of this agreement, and it is not aware of any legal proceeding filed against its represented party which negatively affect the financial situation, operations, assets or legal existence in prejudice of the legality, validity or enforceability of this agreement.

c) The financial and accounting information submitted to the Borrower reflects exactly and accurately the economic situation of its represented parties, and therefore they have not breached article one hundred and twelve of the Credit Institutions Law; whose content and legal scope has been explained to them; therefore its transcription is deemed unnecessary.

d) The Guarantors and Co-Signers are full and legitimate owners of the shares granted in the pledge and that the amounts have been undersigned and paid in full.

e) In order to fulfill the general provisions referred to in article one hundred fifteen of the Credit Institutions Law, and one hundred twenty-four of the Savings and Public Credit Law, published by the Secretary of Finance and Public Credit, in the Official Journal of the Federation on May 14, 2004, they have submitted copies of the documents of its represented party to the Borrower as listed below:

1)   Federal Taxpayers' Registry and Fiscal Identification Registry.
2) Testimony of the Certificate of Formation of its represented party, and amendments thereof, as well as the powers that demonstrate their representation capacity.
3)   Proof of address of the represented party.
4)   Official identification of their representatives.

f) Within the corporate purpose, their represented party is authorized to guarantee and assume in whatever form the obligations contracted by third parties.

g) It is their will to appear for the execution of this agreement to modify the Loan Agreement.

h) The formation of their represented party, legal existence as well as its powers and abilities, with which they are present for the execution of this agreement, as to date have not been revoked or modified in any form.

IV. Both parties declare through their legal representatives that they acknowledge the character and powers with which they appear for the execution of this agreement, which have not been revoked, limited or modified in any form. Such powers are described in the documents attached as Exhibit "1" to this agreement being an integral part thereof.

Pursuant to the above, the parties grant the following:

                                     CLAUSES

FIRST. Debt Acknowledgement. The Borrower acknowledges it owes and obligates itself to pay in favor of the Lender an amount of $141,545,833.11 (One hundred forty-one million, five hundred forty-five thousand, eight hundred thirty-three pesos 11/100, national currency).

SECOND. Modification. The parties agree to modify temporarily the second paragraph of clause e) of roman numeral I of the Fifteenth Clause of the Loan Agreement, relative to the Borrower's obligation to comply with the financial indicator of "Total Debt/EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the year 2005, in order to be read as follows:

     "FIFTEENTH. Affirmative and Negative Covenants. The Borrower is obligated to the following:

     I. AFFIRMATIVE COVENANTS:

     e) to comply with during the term of this agreement the following financial indicators:

     A maximum of Total Debt /EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) in accordance with the following:

     For the year 2005, maximum of 3.50 (three point fifty).

     Starting from 2006, maximum of 3.00 (three point zero).

     This financial indicator shall be calculated based on the last twelve months."

THIRD. Guarantees. The Borrower and Collateral Guarantors ratify the Collateral Guarantee that was specially and expressly established in favor of the Lender under the terms of the Loan Agreement, and, therefore, they guarantee all the obligations agreed to by the Borrower in favor of the Lender, up to the total liquidation of the amount owed.

GRC Publicidad, S.A. de C.V., GRC Medios, S.A. de C.V., Promo Red, S.A. de C.V., Desarrollos Empresariales S.A. de C.V. and Enlaces Troncales, state their expressed consent regarding the debt acknowledgement of this document, and jointly they are obligated along with the Borrower in favor of the Lender under the terms of articles one thousand nine hundred eighty-seven and one thousand nine hundred eighty-eight of the Civil Code in force in the Distrito Federal.

FOURTH. Commission. The Borrower commits itself to pay the Lender upon the signature of this agreement a commission for modifying the Loan Agreement for an amount of U.S.$72,000.00 (Seventy-two thousand Dollars, legal currency of the United States of America), plus the corresponding VAT (Value Added Tax), as commission.

FIFTH. Non-Novation. This agreement does not imply a novation to the Loan Agreement; therefore, the terms, conditions, obligations, securities and guarantees established herein remain in force, as expressly declared by the Lender.

SIXTH. Expenses. All the rights, professional fees and other expenses incurred as a result of the execution of this document, as well as the intervention of the notary public in this agreement, shall be in the charge of the Borrower who commits to make payment at the time of signing this instrument.

SEVENTH. Statement of Account. Under the terms of article sixty-eight of the Credit Institutions Law, this agreement, together with the statement of account certified by the Accountant authorized by the Lender, shall constitute an enforceable order, without needing acknowledgement signatures or another requirement.

EIGHTH. Governing Law and Jurisdiction. This agreement shall be governed and interpreted according to the Mexican Code of Commerce, the Civil Code for the Distrito Federal and the Credit Institutions Law. For everything related to the interpretation, compliance or execution of this agreement, both parties agree to be subject to the jurisdiction of the competent Courts in the Distrito Federal, expressly waiving the jurisdiction of any other domicile they have or may have in the future.

Signed on three copies, in Mexico City, Distrito Federal on May 6, 2005:

                                  "THE LENDER"
                     Scotiabank Inverlat, Sociedad Anonima,
                          Institucion de Banca Multiple
                      Grupo Financiero Scotiabank Inverlat
                                 Represented by:


                            /s/ Alvaro Ayala Margain
                            ------------------------
                              Alvaro Ayala Margain

                                 "THE BORROWER"
                        Grupo Radio Centro, S.A. de C.V.
                                 Represented by:


     /s/ Jose Manuel Aguirre Gomez      /s/ Carlos de Jesus Aguirre Gomez
     -----------------------------      ---------------------------------
       Jose Manuel Aguirre Gomez          Carlos de Jesus Aguirre Gomez

     /s/ Ana Maria Aguirre Gomez       /s/ Francisco de Jesus Aguirre Gomez
     ---------------------------       ------------------------------------
       Ana Maria Aguirre Gomez           Francisco de Jesus Aguirre Gomez

                         "THE GUARANTORS AND CO-SIGNERS"
             GRC Publicidad, S.A. de C.V., GRC Medios, S.A. de C.V.,
      Promo Red, S.A. de C.V., Desarrollos Empresariales, S.A. de C.V. and
                         Enlaces Troncales, S.A. de C.V.
                                 Represented by:


     /s/ Jose Manuel Aguirre Gomez      /s/ Carlos de Jesus Aguirre Gomez
     -----------------------------      ---------------------------------
       Jose Manuel Aguirre Gomez          Carlos de Jesus Aguirre Gomez


      /s/ Ana Maria Aguirre Gomez      /s/ Francisco de Jesus Aguirre Gomez
      ---------------------------      ------------------------------------
        Ana Maria Aguirre Gomez          Francisco de Jesus Aguirre Gomez

                                    WITNESSES


    /s/ Juan Carlos Ollivier Moran         /s/ Efrain de Tuya Graciano
    ------------------------------         ----------------------------
      Juan Carlos Ollivier Moran              Efrain de Tuya Graciano

CERTIFICATE NUMBER __________________________________________, In Mexico City,
Distrito Federal, on the ________ day of ___________two thousand five, I, Maria Esther Garcia Alvarez, Public Notary number four in the Distrito Federal, certify that:

FIRST. Appeared before me were Licenciado Alvaro Ayala Margain, on behalf of Scotiabank Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat, in its capacity as Lender; Jose Manuel Aguirre Gomez, Carlos de Jesus Aguirre Gomez, Ana Maria Aguirre Gomez and Francisco de Jesus Aguirre Gomez, on behalf of GRUPO RADIO CENTRO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, in its capacity of Borrower; as well as Jose Manuel Aguirre Gomez, Carlos de Jesus Aguirre Gomez, Ana Maria Aguirre Gomez and Francisco de Jesus Aguirre Gomez, on behalf of DESARROLLOS EMPRESARIALES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, ENLACES TRONCALES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, GRC PUBLICIDAD, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, GRC MEDIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE and PROMO RED, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, in their capacity as Guarantors and Co-Signers, in order to ratify each and every part of the content of the modifying agreement preceding this instrument.

SECOND. They stated before the undersigned notary that the content of the agreement is the accurate expression of their will and that the signatures at the bottom are genuine since they were stamped in their own handwriting, and they are the same signatures they use for all their acts and business; they state under oath that no injunction judgment has been or is to be filed against them that limits or is aimed at limiting their capacities; such statement is made under oath, and they sign this certificate before me in order to ratify it.

THIRD. The legal representative of Scotiabank Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat, did not identify itself before the undersigned, since I know him personally and who in my opinion has full legal capacity.

FOURTH. The other appearing parties identified themselves with the documents of which photocopies are attached to this document, which is kept in file under my supervision and who in my opinion also have legal capacity.

FIFTH. The legal status and general information were duly verified by the undersigned, being processed as if they were attached herein.

SIXTH. Those who acted on behalf of the parties stated under oath that the powers they exercise have so far not been revoked, modified or limited in any form. I CERTIFY. In Mexico City, Distrito Federal on the ___________ day of the month of ___________two thousand five.

                                 "THE CREDITOR"
                            SCOTIABANK INVERLAT, S.A,
                          INSTITUCION DE BANCA MULTIPLE
                      GRUPO FINANCIERO SCOTIABANK INVERLAT


                            /s/ Alvaro Ayala Margain
                            ------------------------
                              Alvaro Ayala Margain

                                 "THE BORROWER"
                        GRUPO RADIO CENTRO, S.A. DE C.V.


     /s/ Jose Manuel Aguirre Gomez          /s/ Ana Maria Aguirre Gomez
     -----------------------------          ---------------------------
       Jose Manuel Aguirre Gomez              Ana Maria Aguirre Gomez


     /s/ Carlos de Jesus Aguirre Gomez    /s/ Francisco de Jesus Aguirre Gomez
     ---------------------------------    ------------------------------------
       Carlos de Jesus Aguirre Gomez        Francisco de Jesus Aguirre Gomez


                         "THE GUARANTORS AND CO-SIGNERS"
                     DESARROLLOS EMPRESARIALES, S.A. DE C.V.
                         ENLACES TRONCALES, S.A. DE C.V.
                          GRC PUBLICIDAD, S.A. DE C.V.
                          GRC MEDIOS, S.A. DE C.V. AND
                            PROMO RED, S.A. DE C.V.,


       /s/ Jose Manuel Aguirre Gomez          /s/ Ana Maria Aguirre Gomez
       -----------------------------          ---------------------------
         Jose Manuel Aguirre Gomez              Ana Maria Aguirre Gomez


     /s/ Carlos de Jesus Aguirre Gomez    /s/ Francisco de Jesus Aguirre Gomez
     ---------------------------------    ------------------------------------
       Carlos de Jesus Aguirre Gomez        Francisco de Jesus Aguirre Gomez

                                    WITNESSES


     /s/ Juan Carlos Ollivier Moran          /s/ Efrain de Tuya Graciano
     ------------------------------          ---------------------------
       Juan Carlos Ollivier Moran              Efrain de Tuya Graciano

                                   EXHIBIT "1"
                      LEGAL STATUS AND GENERAL INFORMATION

SCOTIABANK INVERLAT CORPORATION, MULTIPLE BANKING INSTITUTION, SCOTIABANK INVERLAT FINANCIAL GROUP, is an institution formed under Mexican law, as set down in record no. three hundred and ten dated January thirtieth of the year nineteen hundred and thirty four, certified by Notary Public number seven of the City of Chihuahua, Chihuahua, Jose Mena Castillo; the first copy of this deed was registered on the twenty-fourth of May of the year nineteen hundred and thirty four under number forty two, in folios two hundred eighty two and subsequent of book seventeen of the Trade Section of the Public Property Register of the District of Morelos Chihuahua, with the name of Banco Comercial Mexicano [Mexican Commercial Bank].

The company has changed a number of times, as shown in deed number three thousand two hundred and fifty four, dated December second of the year nineteen hundred and ninety four, certified by Ana Patricia Bandala Tolantino, Notary number one hundred and ninety five of the Federal District, the first authenticated copy of which was recorded in the Public Commerce Trade of Chihuahua, State of Chihuahua under number two thousand two hundred and twenty-one, folios ninety-one, book number six hundred and sixty-six, on June first of the year nineteen hundred and ninety-five and in the Public Commerce Trade Register of the Federal District in mercantile folio number one hundred and ninety eight thousand eight hundred and sixty seven, on June seventh of the year nineteen hundred and ninety five, where the minutes of the Extraordinary General Assembly of Stockholders were put on public record and in which among other things resolutions were passed to change the name to Banco Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Inverlat and to change their legal address from the City of Chihuahua in the state of the same name to Mexico City, Federal District, amending to this end articles one and five of their bylaws.

In record number twenty three thousand three hundred and ninety five, on January twelfth of the year two thousand and one, Notary Ana Patricia Bandala Tolentino certified and registered in the Public Trade Register of the Federal District in mercantile folio number one hundred and ninety eight thousand eight hundred and seventy seven dated the thirty first of January of the year two thousand and one, the minutes of the Ordinary, Extraordinary and Special General Assembly of Stockholders of Inverlat Bank Corporation, Multiple Banking Institution, Inverlat Financial Group in which its conversion into a subsidiary company was resolved and its bylaws were amended to change its name to Scotiabank Inverlat, Sociedad Anonima, Institucion de Banca Multiple, Grupo Financiero Scotiabank Inverlat.

ALVARO AYALA MARGAIN, participating in the signing of this agreement as legal representative of Inverlat Bank, Sociedad Anomina, Multiple Banking Institution, Inverlat Financial Group (now Scotiabank Inverlat Corporation, Multiple Banking Institution, Scotiabank Inverlat Financial Group) provided evidence of his identity and legal powers conferred for this act per record number 128,195 dated November 3, 2003 (November third two thousand and three), certified by Homero Diaz Rodriguez and Ricardo Cuevas Miguel registered with the college of Notary Publics under numbers fifty four and two hundred ten of the Federal District. In terms of his general information, he states that he is Mexican by birth, originally from Mexico City Federal District, born on January 21, nineteen hundred seventy, single, employed and domiciled in Bosque de Ciruelos 120 1st Floor, Development, Bosques de las Lomas, 11700, Mexico, Federal District, current on his income tax payments, and likewise the party he represents, without providing evidence thereof, stating that the power of attorney of which proof was submitted has not to date been revoked, modified or limited in any way;

GRUPO RADIOCENTRO Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number one hundred and five thousand and one dated the twenty-first of June of the year nineteen hundred and ninety nine, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred and sixteen of the Federal District, duly registered in the Public Trade Register in folio 20694, record was made of the legal power and appointment of the members of the Board of Operations with the related companies of Grupo Radio Centro, S.A. de C.V.; this deed certified the incorporation and legal existence of the company and the following resolutions were made, among others: that powers of attorney would be

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granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana
Maria Aguirre Gomez, Francisco de Jesus Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, with the limitation that there needed to be four of these attorneys-in-fact acting together.

DESARROLLOS EMPRESARIALES, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number one hundred and six thousand seven hundred and twenty nine dated the third of January of the year two thousand, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred and sixteen of the Federal District, duly registered in the Public Trade Register in folio number 135677, the company's resolution to revoke and confer powers of attorney was put on record. In this same instrument the incorporation and legal existence of the company was certified and the following agreements were made among others: that power of attorney would be granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Francisco de Jesus Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez, for the following: acts of ownership and signing credit instruments, with the limitation that there must be four of these attorneys-in-fact acting together.

In deed number one hundred thirteen thousand one hundred and five dated December 11, 2001, certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District, duly registered in the Public Trade Register in record number 134251, 135677 and 175926, the minutes of the Extraordinary General Assemblies of stockholders of the companies Desarrollos Empresariales, S.A. de C.V., Industrial Telecentro, S.A. de C.V. and Mensajes Digitales, S.A. de C.V. dated October first of the year two thousand and one were placed on record, with the resolution that these companies would subsequently be merged into one, to be called Desarrollos Empresariales, S.A. de C.V., which would be the merged company.

ENLACES TRONCALES, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number ten thousand five hundred and fifty two dated March fourth of the year nineteen hundred and ninety two, certified by Sara Cuevas Villalobos, Notary Public number 197 of the Federal District, the first authenticated copy of which was incorporated in the Public Trade Register in mercantile folio number one hundred fifty eight thousand six hundred and eighty two, Enlaces Troncales SA de C.V. was incorporated with legal address in Mexico City, Federal District, with a term of 99 years, its company object being to install, operate, use, import and export all sorts of telecommunications equipment and services, to offer public telecommunications services, outsourced, licensed or authorized by the Secretary of Communications and Transport.

In deed number one hundred thirty thousand one hundred and four dated December 11, 2001, certified by Ignacio R. Morales Lechuga, Notary Public number one hundred sixteen of the Federal District, duly registered in the Public Trade Register in folios 158682, 261313, 249590, 249589 and 249588, the minutes of the Extraordinary General Assemblies of stockholders of the companies Palco Deportivo.Com, SA de C.V., Palco Shop, S.A. de C.V., Palco Deportivo Multimedia, SA de C.V. and Enlaces Troncales, SA de C.V. were placed on record and it was resolved that these companies would subsequently merge into one, to be called Enlaces Troncales, S.A. de C.V., which is the merged company.

GRC MEDIOS Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 110,540 dated April 2 of the year 2001, certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District, the minutes of the Extraordinary General Assembly of Stockholders dated March 19 of the year 2001 were incorporated, it being resolved among other things that: the company To2 Mexico S.A. de C.V. would be split, to create GRC Medios S.A. de C.V.

In deed no. 110,541 dated April 2 of the year 2001 certified by Ignacio R. Morales Lechuga, Notary Public number 116 of the Federal District and registered in the Public Trade Register with folio number 276685 under section 6433 dated June 20, 2001, the incorporation of GRC Medios, Variable Capital Corporation, was incorporated with domicile in Mexico City, Federal District, with a term of 99 years, with company object of conducting domestic and foreign publicity operations by any means suitable to it, within and

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outside of Mexico, and having the ability to make guarantees and serve as co-debtors for third parties, as well as security for third parties. The Sole Administrator or Board of Directors has the following legal powers: general power for legal actions and collections, acts of administration, acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, to manage and obtain all sorts of financing, credit and loans which the company might require, with the ability to put up guarantees and serve as co-debtors for third parties outside of the company, as well as put up security for third parties. In this same instrument, power of attorney was granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: general power for acts of ownership, and drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments, with the limitation that there must be four of the attorneys-in-fact acting together. Mr. Carlos Aguirre Gomez was granted power of attorney for the following: legal actions and collections, acts of administration, granting general or special powers and revoking any thereof, and conferring, delegating or substituting for third parties in whole or in part any of the powers cited above.

GRC PUBLICIDAD Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 21,049 dated May 12, of the year 2000, certified by Ana de Jesus Jimenez Montanez, Notary Public number 46 of the Federal District, registered in the Public Trade Register in mercantile folio number 260591, the incorporation of the company called "GRC Publicidad" S.A. de C.V. was placed on record, with its bylaws, domiciled in Mexico, Federal District, with a term of 99 years, and with the object of: conducting domestic and foreign publicity operations by any means suitable to it, commercially representing radio and television stations, contracting for technicians, artists and personnel specialized in the work necessary to ensure the development and success of the company's object, granting guarantees and serving as co-debtor for third parties, as well as granting security for third parties, with a clause excluding foreigners. The management and administration of the company are the responsibility of a Sole Administrator or Board of Directors made up of no fewer than seven members and no more than eleven, in accordance with the resolution of the ordinary General Assembly of stockholders. Powers of attorney were granted to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for: general power for acts of ownership, with the understanding that any four of the aforementioned agents parties together are needed to exercise this power, and power for drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments in the name of the represented party, exercising this right separately or together, as well as the legal power to replace or delegate their mandate. Mr. Carlos Aguirre Gomez was granted power of attorney for: general power for legal actions and collections, receiving payments, and acts of administration.

PROMO RED, Sociedad Anonima de Capital Variable [Variable Capital Corporation]. In deed number 140,784 dated May 22, of the year 1985, certified by Notary Public no. 122 of the Federal District, Eugenio Ibarrola Santoyo, in the notarial books of Notary Public no. 31, registered in the Public Trade Register of the Federal District, on mercantile folio no. 82,945, the incorporation of the Variable Capital Corporation called Videas was placed on record, with a term of 99 years, domiciled in the Federal District, with the following company object, among others: developing, preparing and producing television programs of any type as well as marketing, importing and exporting them.

In deed number 7082 dated July 13 of the year 1995, certified by Notary Public no. 202 of the Federal District, Juan Jose del Valle Alvarado, of Public notary's office no. 5, recorded in the Public Trade Register as above, in mercantile folio no. 82,945, the minutes of the Extraordinary General Assembly of Stockholders on June 19, 1995 were placed on record, in which it was resolved among other things that the name of the company would be changed to Promo Red, S.A. de C.V. and as a consequence the first clause of the bylaws was amended.

In deed no. 21,030 dated September 18 of the year 1995, certified by Notary Public no. 184 of the Federal District, Mario Garciadiego Gonzalez Cos, the minutes of the Extraordinary General Assembly of Stockholders dated July 11, 1995 were placed on record, in which it was resolved among other things to change the company's object to the following: providing of all sorts of services involving accounting, legal,

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financial, auditing, personnel contracting, appointments, collections, personnel training, public relations, computing, sales and any other activity requiring third parties, as well as expert appraisal and consulting in relation to the activities cited above, and consequently clause four of the company bylaws was amended.

In deed no. 106,783 dated January 18 of the year 2000, certified by Notary Public 116 of the Federal District, Ignacio R. Morales Lechuga, registered in the Public Trade Register on mercantile folio number 82945, dated February 3, 2000, the minutes of the Ordinary General Assembly of Stockholders of Promo Red, S.A. de C.V., dated May 25, 1995, wherein resolutions were made in relation to the resignation, appointment and ratification of members of the Board of Directors, ratification of the commissioner and agreeing to the revocation and granting of powers of attorney by "Promo Red", Variable Capital Corporation.

Power of attorney was given to Messrs. Francisco Aguirre Gomez, Maria Esther Aguirre Gomez, Ana Maria Aguirre Gomez, Maria Adriana Aguirre Gomez, Carlos Aguirre Gomez, Rafael Aguirre Gomez and Jose Manuel Aguirre Gomez for the following: general power for acts of ownership and for drawing, issuing, granting, signing, guaranteeing, accepting, endorsing and negotiating credit instruments in the name of the represented party, with the limitation that there must be four of the attorneys-in-fact acting together.

Mr. Carlos Aguirre Gomez was granted power of attorney for: general power for legal actions and collections, with special powers per article 2587 of the Civil Code of the Federal District, general power for acts of administration, as well as conferring, delegating or substituting in whole or in part for third parties any of the powers cited above and to revoke those he has granted, delegated or substituted, at any time.

In deed number 29,052, dated November 11, 2003, certified by Notary Public Alberto T. Sanchez Colin, Notary Public no. 83 of the Federal District, an amendment to the company object and to clause Four of the bylaws of Promo Red S.A. de C.V. was placed on record, establishing, among other things, the possibility of granting guarantees and become co-debtors for third parties, as well as putting up security for third parties.

IN TERMS OF GENERAL INFORMATION, THE COMPANIES' ATTORNEYS-IN-FACT STATE AS
FOLLOWS:

Jose Manuel Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where he was born on December ninth, nineteen hundred and sixty one, single, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Carlos de Jesus Aguirre Gomez, by birth, originally from Mexico City, the Federal District, where he was born on February nineteenth, nineteen hundred and fifty-five, single, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Ana Maria Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where she was born on November twentieth, nineteen hundred and forty-three, married with separation of property, businesswoman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

Francisco de Jesus Aguirre Gomez, Mexican by birth, originally from Mexico City, the Federal District, where he was born on October eighth nineteen hundred and forty-one, single, businessman and domiciled at Av. Constituyentes No. 1154, Col. Lomas Altas, C.P. 11950, in Mexico City, Federal District.

For their own general information, the Witnesses state the following:

Efrain de Tuya Graciano, Mexican by birth, originally from Mexico City, Federal District, born on October 4, nineteen hundred and sixty-nine, married, a bank official by profession, with domicile at Boulevard Manuel Avila Camacho number one, floor 8, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, zip code eleven thousand nine, Federal District.

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Marcela Castillo Nogueron, Mexican by birth, originally from Cuernavaca,
Morelos, born on December fifth nineteen hundred and sixty five, married, a lawyer and bank official by profession, domiciled at Boulevard Manuel Avila Camacho number one, floor 8, Colonia Lomas de Chapultepec, Delegacion Miguel Hidalgo, zip code eleven thousand nine. Federal District.

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